Exhibit 3.3


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                               AXEDA SYSTEMS INC.

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

      Axeda Systems Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

      1. The name of the Corporation is Axeda Systems Inc.

      2. The original name of the Corporation was Divicore Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 18, 1999.

      3. An amended and restated certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 21, 1999 (the "Certificate of Incorporation").

      4. A certificate of amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 7, 2005..

      5. The Certificate of Incorporation is hereby further amernded to change the name of the Corporation from Axeda Systems Inc. to ITA Holdings, Inc.by deleting the first paragraph of ARTICLE I thereof in its entirety and replacing it with the following language:

      "The name of this corporation is ITA Holdings, Inc. (the "Corporation")."

      6. This Certificate of Amendment of the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      7. Pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

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      IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by its Chief Executive Officer this 2nd day of December, 2005.

                                     /s/ Robert m. Russell, Jr.
                                 -----------------------------------------------
                                 Robert M. Russell, Jr., Chief Executive Officer


                  ATTEST:          /s/ Lynn Magnani
                                 -----------------------------------------------
                                 Lynn Magnani, Secretary

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